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                                                                 EXHIBIT 16.1


                    [HARPER & PEARSON COMPANY LETTERHEAD]



Securities and Exchange Commission
450 5th Street, N.W.
Washington, D.C. 20549


Gentlemen:


        We have read and agree with the comments in Item 4 of Current Report Form 8-K filed by Internet Law Library, Inc. on March 3, 2000.


Sincerely,


/s/ Harper & Pearson Company
----------------------------
Harper & Pearson Company
Houston, Texas
March 3, 2000